EXHIBIT 10.19.12

Addendum 8 To Master Services Agreement

Exult, Inc. (“Service Provider”) and Bank of America Corporation (“Customer”) are parties to that certain Master Services Agreement dated as of November 21, 2000 (the “Agreement”) as amended by the Parties. This Addendum 8 to the Agreement (“Addendum 8”) is entered into by Service Provider and Customer as of October 6, 2003 (“Addendum 8 Effective Date”).

R E C I T A L S

WHEREAS, Service Provider acknowledges that Customer has informed Service Provider that Customer is subject to the Gramm Leach Bliley Act and desires to increase its information security measures; and

WHEREAS, Service Provider is willing to enter into this Addendum 8 to set forth additional terms and conditions relating to its information security program in connection with the Services provided to Customer pursuant to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

The Agreement is hereby amended by this Addendum 8 to add Schedule V, Information Security, to the Agreement.

For and in consideration of the agreements set forth herein, Service Provider and Customer hereby enter into this Addendum 8 as of the Addendum 8 Effective Date.

Bank of America Corporation

By:	/s/ JEFF WALKER

Name:	Jeff Walker
Title:	Senior VP, Personnel Services

By:	/s/ BETTY W. LUTHER

Name:	Betty W. Luther
Title:	Senior VP, Supply Chain Management

Exult, Inc.

By:	/s/ BARBARA WILLIAMS

Name:	Barbara Williams
Title:	Vice President, Account Executive

Schedule V

INFORMATION SECURITY

1.0	Information Security Program

1.1	[***]